Exhibit 10.1

(Execution Copy)

SECOND INTERIM AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT

This agreement dated as of January 24, 2018 is made among:

TUCOWS.COM CO.

TING FIBER, INC.

TING INC.

TUCOWS (DELAWARE) INC. and

TUCOWS (EMERALD), LLC

(as Borrowers)

- and -

TUCOWS INC.

(as a Guarantor)

- and -

THE LENDERS PARTY TO THIS AGREEMENT

(as Lenders)

- and -

BANK OF MONTREAL

as Administrative Agent

WHEREAS the undersigned are parties to the first amended and restated credit agreement dated January 20, 2017, as amended prior to the date hereof (the "Credit Agreement");

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties agree as follows:

1.	Terms used herein as defined terms shall have the respective meanings ascribed thereto in the Credit Agreement, unless otherwise defined herein.

2.	The following defined terms are hereby added to Section 1.01 of the Credit Agreement:

“Sprint Agreement” means the Master Wireless Wholesale Agreement between Tucows Inc., Ting Inc. and Sprint Spectrum L.P. dated October 8, 2014, as amended.

“Sprint Liability” means, at any time, the cumulative amount payable by the Companies at such time to Sprint Spectrum L.P. pursuant to Section 2.21 (Required Revenue) of Schedule 1.0 (CDMA Service and LTE Service Pricing) of the Sprint Agreement (for greater certainty, after deduction of the cumulative amount spent by the Companies on network services thereunder) as determined in accordance with the Sprint Agreement.

3.	The following defined terms in Section 1.01 of the Credit Agreement are hereby deleted and replaced with the following defined terms:

“Adjusted EBITDA” means, in respect of any twelve (12) month fiscal period, EBITDA for such fiscal period plus an amount equal to the lesser of the following: (i) the portion (if any) of the T-Mobile Liability and the Sprint Liability which was deducted in the determination of EBITDA for such fiscal period; and (ii) the T-Mobile Liability and the Sprint Liability as at the end of such fiscal period.

“Funded Debt” in respect of any Person means obligations of such Person which are considered to constitute debt in accordance with GAAP, including indebtedness for borrowed money (in the case of the Borrowers, specifically including the Outstanding Advances), Subordinated Debt, obligations secured by Purchase-Money Security Interests, obligations under Capital Leases, capitalized interest, and the redemption price of any securities issued by such Person having attributes substantially similar to debt (such as securities which are redeemable at the option of the holder); but excluding the following: accounts payable, future income taxes (both current and long-term) and obligations under Hedging Agreements which have not yet become due and payable; plus, in the case of the Companies, the T-Mobile Liability and the Sprint Liability.

“Permitted Funded Debt” means, without duplication: (i) the Outstanding Advances; (ii) indebtedness of a Borrower to the holders of Bankers' Acceptances (and for greater certainty, such Borrower's contingent obligation to each Lender which has accepted a Bankers' Acceptance comprises part of the Outstanding Advances); (iii) indebtedness of any Company to another Company; (iv) Subordinated Debt; (v) Funded Debt of the Companies secured by Permitted Liens; (vi) the T-Mobile Liability; (vii) the Sprint Liability; and (viii) obligations under any Guarantees which are considered to constitute Funded Debt, but only to the extent such Guarantees are permitted pursuant to this Agreement.

“Total Funded Debt” means at any time, the Funded Debt of Tucows Inc. on a consolidated basis at such time, specifically including for greater certainty the Outstanding Advances, Subordinated Debt, the T-Mobile Liability and the Sprint Liability.

4.	Clause (v) of Section 9.01(k) of the Credit Agreement is hereby deleted and replaced with the following:

(v)     the eNom Companies may continue to maintain their bank accounts with Silicon Valley Bank existing as at the Amendment Closing Date provided that the aggregate of all amounts held in such accounts shall not exceed $3,000,000.

5.	The foregoing amendments shall also be reflected in the next formal amendment to the Credit Agreement.

6.

This agreement shall be interpreted in accordance with the laws of the Province of Ontario. Without prejudice to the right of the Agent and the Lenders to commence any proceedings with respect to this agreement in any other proper jurisdiction, the parties hereby attorn and submit to the non-exclusive jurisdiction of the courts of the Province of Ontario.

7.

This agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original and which counterparts together shall constitute one and the same agreement. This agreement may be executed by facsimile or pdf, and any signature contained hereon by facsimile or pdf shall be deemed to be equivalent to an original signature for all purposes.

8.

This agreement shall be binding upon and shall enure to the benefit of the parties and their respective successors and permitted assigns; "successors" includes any corporation resulting from the amalgamation of any party with any other corporation.

[the remainder of this page is intentionally blank; signature pages follow]

IN WITNESS WHEREOF the parties hereto have executed this agreement.

TUCOWS INC.		TING FIBER, INC.

By:	/s/Dave Singh	By:	/s/Dave Singh
	name: Dave Singh title: CFO		name: Dave Singh title: CFO

TUCOWS.COM CO.		TING INC.

By:	/s/Dave Singh	By:	/s/Dave Singh
	name: Dave Singh title: CFO		name: Dave Singh title: CFO

TUCOWS (DELAWARE) INC.		TUCOWS (EMERALD), LLC by its sole member, TING FIBER, INC.

By:	/s/Dave Singh	By:	/s/Dave Singh
	name: Dave Singh title: CFO		name: Dave Singh title: CFO

[signatures continued on next page]

BANK OF MONTREAL, as Administrative Agent		BANK OF MONTREAL, as a Lender

By:	/s/Francis Wentzel	By:	/s/Grace Lam
	name: Francis Wentzel title: Managing Director		name: Grace Lam title: Director

By:	/s/Allen Benjamin	By:	/s/Aditya Sapru
	name: Allen Benjamin title: Director, Loan Syndications		name: Aditya Sapru title: Managing Director

BANK OF MONTREAL, Chicago Branch, as a Lender		ROYAL BANK OF CANADA, as a Lender

By:	/s/Randon Gardley	By:	/s/ Brad W. Clarkson
	name: Randon Gardley title: Vice President		name: Brad W. Clarkson title: Authorized Signatory

By:		By:
	name: title:		name: title:

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/Suneel Puri
name: Suneel Puri title: Director, National Accounts

By:	/s/Yvonne Bai
name: Yvonne Bai title: Associate Director, National Accounts

5